Investor Contact: Martie Edmunds Zakas
FOR IMMEDIATE RELEASE     Sr. Vice President - Strategy, Corporate Development
November 2, 2016                                        & Communications
770-206-4237
mzakas@muellerwp.com

Media Contact: John Pensec
Sr. Director - Corporate Communications & Public Affairs
770-206-4240
jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS 2016 FOURTH QUARTER
AND FISCAL YEAR RESULTS

•	Quarterly operating income increased 5.2% to $46.7 million and adjusted operating income increased 7.6% to $48.4 million.

•	Quarterly net income per diluted share increased 14.3% to $0.16 and adjusted net income per diluted share increased 21.4% to $0.17.

•	Fiscal year net income per diluted share increased to $0.39 from $0.19, and adjusted net income per share increased to $0.49 from $0.39.

•	Fiscal year net cash provided by operating activities increased to $145.1 million compared with $87.8 million last year, and free cash flow was $105.7 million.

ATLANTA - Mueller Water Products, Inc. (NYSE: MWA) announced today that for its fourth quarter ended September 30, 2016, net sales were $302.5 million compared with $311.4 million in the prior year. Operating income increased 5.2 percent to $46.7 million compared with $44.4 million in the prior year, and adjusted operating income increased 7.6 percent to $48.4 million compared with $45.0 million in the prior year. Net income per diluted share increased to $0.16 compared with $0.14 in the prior year, and adjusted net income per diluted share improved to $0.17 from $0.14. Adjusted EBITDA increased to $61.8 million from $59.9 million in the prior year. Adjusted net income per diluted share for fiscal 2016 increased 25.6 percent to $0.49 from $0.39. Net debt leverage declined to 1.5x at September 30, 2016.

“We are pleased that we continue to see margin expansion in all three of our businesses, which contributed to the 7.6 percent increase in adjusted operating income in the fourth quarter, and which more than offset the impact of a slight decrease in revenue,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products.  “For Mueller Water Products, adjusted EBITDA margin for the 2016 fourth quarter improved 120 basis points to 20.4 percent and our adjusted EBITDA for the year increased to $198.1 million. Free cash flow was $105.7 million for the year, or 132.3 percent of adjusted net income.

“Mueller Co.’s domestic sales of valves, hydrants and brass products increased 4.4 percent in the fourth quarter. This growth was not enough to offset the expected sales decline of our Henry Pratt water treatment valves.  Mueller Co. again had strong margin improvement, with adjusted EBITDA margin improving 150 basis points to 30.3 percent.

“Anvil’s net sales for the 2016 fourth quarter decreased 7.3 percent due to lower shipment volumes into the mechanical and oil & gas markets.  Despite lower net sales, Anvil's adjusted EBITDA margin increased 90 basis points in the quarter.

“Mueller Technologies showed meaningful operating improvement in the fourth quarter on essentially flat sales. Product mix was favorable and backlog was strong entering the fiscal 2017 first quarter.

“As we look to 2017, we expect continued growth in our key end markets. As capacity utilization increases, we believe operating leverage will continue to be strong in all three businesses.”

Fourth Quarter Consolidated Results

Net sales for the 2016 fourth quarter decreased $8.9 million, or 2.9 percent, to $302.5 million compared with $311.4 million for the 2015 fourth quarter, due primarily to lower shipment volumes at Anvil.

Operating income for the 2016 fourth quarter was $46.7 million compared with $44.4 million for the 2015 fourth quarter. Adjusted operating income for the 2016 fourth quarter increased 7.6 percent to $48.4 million compared with $45.0 million for the 2015 fourth quarter. Operating performance improved at Mueller Co., Anvil and Mueller Technologies.

Fourth Quarter Segment Results

Mueller Co.

Net sales for the 2016 fourth quarter decreased 1.0 percent to $190.1 million compared with $192.0 million for the 2015 fourth quarter. Higher domestic shipments of valves, hydrants and brass products were more than offset by lower shipments of water treatment valves at Henry Pratt.

Operating income for the 2016 fourth quarter improved 7.7 percent to $48.9 million compared with $45.4 million for the 2015 fourth quarter. Adjusted operating income for the 2016 fourth quarter improved 7.2 percent to $48.9 million compared with $45.6 million for the 2015 fourth quarter. Adjusted operating margin for the 2016 fourth quarter improved 190 basis points to 25.7 percent compared with 23.8 percent for the 2015 fourth quarter. Operating income increased primarily due to favorable product mix, lower raw material costs and other cost savings.

Anvil

Net sales for the 2016 fourth quarter decreased 7.3 percent to $86.9 million compared with $93.7 million for the 2015 fourth quarter. Higher shipment volumes of fire protection products were more than offset by lower shipment volumes into the mechanical and oil & gas markets.

Operating efficiencies and other cost savings more than offset the impact of lower net sales, and operating income was $8.7 million for the 2016 fourth quarter compared with $8.6 million in the prior year. Adjusted operating income for the 2016 fourth quarter increased 6.7 percent to $9.5 million compared with $8.9 million for the 2015 fourth quarter.

Mueller Technologies

Net sales for the 2016 fourth quarter was $25.5 million compared with $25.7 million for the 2015 fourth quarter.

Operating loss improved to $0.9 million for the 2016 fourth quarter from a loss of $1.8 million for the 2015 fourth quarter. Adjusted operating loss for the 2016 fourth quarter improved $1.3 million to $0.5 million compared with $1.8 million for the 2015 fourth quarter. This improvement was due primarily to favorable product mix, as AMI shipments continued to grow, and lower expenses.

Income Taxes

For the 2016 fourth quarter, income tax expense was $14.6 million on income before income taxes of $41.1 million, or an effective income tax rate of 35.5 percent. For the fiscal year, the effective tax rate was 34.1 percent compared with an effective income tax rate of 39.1 percent in the prior year. The 2016 effective tax rate was lower primarily due to the favorable impact of federal R&D tax credits.

Use of Non-GAAP Measures

In an effort to provide investors with additional information regarding the Company's results as determined by GAAP, the Company also provides non-GAAP information that management believes is useful to investors. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company's results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

The Company presents adjusted net income, adjusted net income per share, adjusted operating income, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin as performance measures because management uses these measures in evaluating the Company's underlying performance on a consistent basis across periods and in making decisions about operational strategies. Management also believes these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company's recurring performance.

The Company presents net debt and net debt leverage as performance measures because management uses them in evaluating its capital management and investment community commonly uses them as measures of indebtedness. The Company presents free cash flow because management believes it is commonly used by the investment community to measure the Company's ability to create liquidity.

The calculations of these non-GAAP measures and reconciliations to GAAP results are included as an attachment to this press release and have been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Thursday, November 3, 2016 at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days and can be accessed by dialing 1-866-513-1238. An archive of the webcast will also be available on the Investor Relations section of the Company’s website.

Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Undue reliance should not be placed on any forward-looking statements. We do not have any intent to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. The piping component systems produced by Anvil help build connections that last in commercial, industrial and oil & gas applications. Visit us at www.muellerwaterproducts.com.

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MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,
	2016	2015
	(in millions, except share amounts)
Assets:
Cash and cash equivalents	$195.0	$113.1
Receivables, net	186.7	175.3
Inventories	213.8	219.1
Deferred income taxes	—	28.3
Other current assets	16.8	13.7
Total current assets	612.3	549.5
Property, plant and equipment, net	155.1	148.9
Intangible assets	486.0	507.3
Other noncurrent assets	27.2	24.1
Total assets	$1,280.6	$1,229.8

Liabilities and equity:
Current portion of long-term debt	$5.9	$6.1
Accounts payable	100.8	98.7
Other current liabilities	79.1	63.2
Total current liabilities	185.8	168.0
Long-term debt	479.2	482.9
Deferred income taxes	109.9	145.3
Other noncurrent liabilities	86.2	65.8
Total liabilities	861.1	862.0

Commitments and contingencies

Common stock: 600,000,000 shares authorized; 161,693,051 and 160,497,841 shares outstanding at September 30, 2016 and 2015, respectively	1.6	1.6
Additional paid-in capital	1,563.9	1,574.8
Accumulated deficit	(1,078.9)	(1,142.8)
Accumulated other comprehensive loss	(68.3)	(67.3)
Total Company stockholders’ equity	418.3	366.3
Noncontrolling interest	1.2	1.5
Total equity	419.5	367.8
Total liabilities and equity	$1,280.6	$1,229.8

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Year ended
	September 30,		September 30,
	2016	2015	2016	2015
	(in millions, except per share amounts)
Net sales	$302.5	$311.4	$1,138.9	$1,164.5
Cost of sales	198.9	213.7	774.6	817.2
Gross profit	103.6	97.7	364.3	347.3
Operating expenses:
Selling, general and administrative	55.2	52.7	218.8	216.4
Pension settlement (1)	—	0.5	16.6	0.5
Loss on Walter receivable	—	—	—	11.6
Other charges	1.7	0.1	8.3	9.2
Total operating expenses	56.9	53.3	243.7	237.7
Operating income	46.7	44.4	120.6	109.6
Interest expense, net	5.6	5.8	23.6	27.6
Loss on early extinguishment of debt	—	—	—	31.3
Income before income taxes	41.1	38.6	97.0	50.7
Income tax expense	14.6	16.3	33.1	19.8
Net income	$26.5	$22.3	$63.9	$30.9

Net income share:
Basic	$0.16	$0.14	$0.40	$0.19
Diluted	$0.16	$0.14	$0.39	$0.19

Weighted average shares outstanding:
Basic	161.7	160.5	161.3	160.5
Diluted	163.9	163.1	163.4	163.2

Dividends declared per share	$0.030	$0.020	$0.100	$0.075

(1) During fiscal 2016, the Company completed a pension benefit settlement program intended to reduce obligations associated with providing future pension benefits.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year ended
	September 30,
	2016	2015
	(in millions)
Operating activities:
Net income	$63.9	$30.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	28.3	28.7
Amortization	24.3	29.4
Retirement plans	21.3	1.0
Deferred income taxes	(7.5)	6.9
Stock-based compensation	5.2	4.8
Loss on early extinguishment of debt	—	31.3
Loss on Walter receivable	—	11.6
Other, net	3.8	4.7
Changes in assets and liabilities, net of acquisitions:
Receivables	(11.1)	3.5
Inventories	5.5	(24.6)
Other assets	(5.7)	(0.7)
Liabilities	17.1	(39.7)
Net cash provided by operating activities	145.1	87.8
Investing activities:
Capital expenditures	(39.4)	(37.5)
Proceeds from sales of assets	0.3	5.6
Business acquisitions, net of cash acquired	—	0.3
Net cash used in investing activities	(39.1)	(31.6)
Financing activities:
Issuance of debt	—	512.5
Repayment of debt	(5.0)	(589.0)
Dividends paid	(16.1)	(12.0)
Deferred financing fees paid	(1.2)	(8.5)
Stock repurchased under buyback program	—	(5.0)
Shares retained for employee taxes	(3.3)	(2.4)
Common stock issued	3.3	3.3
Excess tax benefit on stock-based compensation	—	3.2
Other	(1.4)	(1.1)
Net cash used in financing activities	(23.7)	(99.0)
Effect of currency exchange rate changes on cash	(0.4)	(5.2)
Net change in cash and cash equivalents	81.9	(48.0)
Cash and cash equivalents at beginning of year	113.1	161.1
Cash and cash equivalents at end of year	$195.0	$113.1

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended September 30, 2016
	Mueller Co.	Anvil	Mueller Technologies	Corporate	Total
	(in millions, except per share amounts)
GAAP Results:
Net sales	$190.1	$86.9	$25.5	$—	$302.5

Gross profit	$71.5	$25.8	$6.3	$—	$103.6
Selling, general and administrative expenses	22.6	16.3	6.8	9.5	55.2
Other charges	—	0.8	0.4	0.5	1.7
Operating income (loss)	$48.9	$8.7	$(0.9)	$(10.0)	46.7
Interest expense, net					5.6
Income tax expense					14.6
Net income					$26.5

Net income per diluted share					$0.16

Capital expenditures	$11.9	$2.3	$2.5	$0.1	$16.8

Operating margin	25.7%	10.0%	(3.5)%		15.4%

Reconciliation of Non-GAAP performance measures to GAAP performance measures:
Net income					$26.5
Other charges					1.7
Income tax benefit of adjusting items					(0.6)
Adjusted net income					$27.6

Weighted average diluted shares outstanding					163.9

Adjusted net income per diluted share					$0.17

Net income					$26.5
Interest expense, net (1)					5.6
Income tax expense (1)					14.6
Operating income (loss)	$48.9	$8.7	$(0.9)	$(10.0)	46.7
Other charges	—	0.8	0.4	0.5	1.7
Adjusted operating income (loss)	48.9	9.5	(0.5)	(9.5)	48.4
Depreciation and amortization	8.7	3.2	1.3	0.2	13.4
Adjusted EBITDA	$57.6	$12.7	$0.8	$(9.3)	$61.8

Adjusted operating margin	25.7%	10.9%	(2.0)%		16.0%

Adjusted EBITDA margin	30.3%	14.6%	3.1%		20.4%

Reconciliation of free cash flow to net cash provided by operating activities:
Net cash provided by operating activities					$71.5
Less capital expenditures					(16.8)
Free cash flow					$54.7

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended September 30, 2015
	Mueller Co.	Anvil	Mueller Technologies	Corporate	Total
	(in millions, except per share amounts)
GAAP results:
Net sales	$192.0	$93.7	$25.7	$—	$311.4

Gross profit	$65.8	$25.5	$6.4	$—	$97.7
Selling, general and administrative expenses	20.2	16.6	8.2	7.7	52.7
Pension settlement	0.2	0.3	—	—	0.5
Other charges	—	—	—	0.1	0.1
Operating income (loss)	$45.4	$8.6	$(1.8)	$(7.8)	44.4
Interest expense, net					5.8
Income tax expense					16.3
Net income					$22.3

Net income per diluted share					$0.14

Capital expenditures	$7.4	$1.8	$1.9	$0.1	$11.2

Operating margin	23.6%	9.2%	(7.0)%		14.3%

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income					$22.3
Pension settlement					0.5
Other charges					0.1
Income tax benefit of adjusting items					(0.2)
Income tax asset valuation allowance					0.3
Adjusted net income					$23.0

Weighted average diluted shares outstanding					163.1

Adjusted net income per diluted share					$0.14

Net income					$22.3
Interest expense, net (1)					5.8
Income tax expense (1)					16.3
Operating income (loss)	$45.4	$8.6	$(1.8)	$(7.8)	$44.4
Pension settlement	0.2	0.3	—	—	0.5
Other charges	—	—	—	0.1	0.1
Adjusted operating income (loss)	45.6	8.9	(1.8)	(7.7)	45.0
Depreciation and amortization	9.7	3.9	1.2	0.1	14.9
Adjusted EBITDA	$55.3	$12.8	$(0.6)	$(7.6)	$59.9

Adjusted operating margin	23.8%	9.5%	(7.0)%		14.5%

Adjusted EBITDA margin	28.8%	13.7%	(2.3)%		19.2%

Reconciliation of free cash flow to net cash provided by operating activities:
Net cash provided by operating activities					$68.6
Less capital expenditures					(11.2)
Free cash flow					$57.4

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Year ended September 30, 2016
	Mueller Co.	Anvil	Mueller Technologies	Corporate	Total
	(in millions, except per share amounts)
GAAP Results:
Net sales	$715.7	$338.3	$84.9	$—	$1,138.9

Gross profit	$250.7	$96.4	$17.2	$—	$364.3
Selling, general and administrative expenses	88.4	67.3	27.4	35.7	218.8
Pension settlement	2.2	0.5	—	13.9	16.6
Other charges	0.8	1.8	0.9	4.8	8.3
Operating income (loss)	$159.3	$26.8	$(11.1)	$(54.4)	120.6
Interest expense, net					23.6
Income tax expense					33.1
Net income					$63.9

Net income per diluted share					$0.39

Capital expenditures	$24.3	$7.9	$7.0	$0.2	$39.4

Operating margin	22.3%	7.9%	(13.1)%		10.6%

Reconciliation of Non-GAAP performance measures to GAAP performance measures:
Net income					$63.9
Pension settlement					16.6
Other charges					8.3
Income tax benefit of adjusting items					(8.9)
Adjusted net income					$79.9

Weighted average diluted shares outstanding					163.4

Adjusted net income per diluted share					$0.49

Net income					$63.9
Interest expense, net (1)					23.6
Income tax expense (1)					33.1
Operating income (loss)	$159.3	$26.8	$(11.1)	$(54.4)	120.6
Pension settlement	2.2	0.5	—	13.9	16.6
Other charges	0.8	1.8	0.9	4.8	8.3
Adjusted operating income (loss)	162.3	29.1	(10.2)	(35.7)	145.5
Depreciation and amortization	34.2	13.1	4.8	0.5	52.6
Adjusted EBITDA	$196.5	$42.2	$(5.4)	$(35.2)	$198.1

Adjusted operating margin	22.7%	8.6%	(12.0)%		12.8%

Adjusted EBITDA margin	27.5%	12.5%	(6.4)%		17.4%

Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt					$5.9
Long-term debt					479.2
Total debt					485.1
Less cash and cash equivalents					(195.0)
Net debt					$290.1

Net debt leverage (net debt divided by adjusted EBITDA)					1.5x

Reconciliation of free cash flow to net cash provided by operating activities:
Net cash provided by operating activities					$145.1
Less capital expenditures					(39.4)
Free cash flow					$105.7

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Year ended September 30, 2015
	Mueller Co.	Anvil	Mueller Technologies	Corporate	Total
	(in millions, except per share amounts)
GAAP results:
Net sales	$702.2	$371.1	$91.2	$—	$1,164.5

Gross profit	$229.1	$101.1	$17.1	$—	$347.3
Selling, general and administrative expenses	83.8	70.4	29.9	32.3	216.4
Pension settlement	0.2	0.3	—	—	0.5
Loss on Walter receivable	—	—	—	11.6	11.6
Other charges	8.2	0.4	0.1	0.5	9.2
Operating income (loss)	$136.9	$30.0	$(12.9)	$(44.4)	109.6
Interest expense, net					27.6
Loss on early extinguishment of debt					31.3
Income tax expense					19.8
Net income					$30.9

Net income per diluted share					$0.19

Capital expenditures	$20.5	$10.3	$6.5	$0.2	$37.5

Reconciliation of Non-GAAP performance measures to GAAP performance measures:
Net income					$30.9
Pension settlement					0.5
Loss on Walter receivable					11.6
Other charges					9.2
Loss on early extinguishment of debt					31.3
Income tax benefit of adjusting items					(19.8)
Income tax valuation allowance					0.3
Adjusted net income					$64.0

Weighted average diluted shares outstanding					163.2

Adjusted net income per diluted share					$0.39

Net income					$30.9
Interest expense, net (1)					27.6
Loss on early extinguishment of debt					31.3
Income tax expense (1)					19.8
Operating income (loss)	$136.9	$30.0	$(12.9)	$(44.4)	109.6
Pension settlement	0.2	0.3	—	—	0.5
Loss on Walter receivable	—	—	—	11.6	11.6
Other charges	8.2	0.4	0.1	0.5	9.2
Adjusted operating income (loss)	145.3	30.7	(12.8)	(32.3)	130.9
Depreciation and amortization	38.8	14.7	4.2	0.4	58.1
Adjusted EBITDA	$184.1	$45.4	$(8.6)	$(31.9)	$189.0

Adjusted operating margin	20.7%	8.3%	(14.0)%		11.2%

Adjusted EBITDA margin	26.2%	12.2%	(9.4)%		16.2%

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt	$6.1
Long-term debt	482.9
Total debt	489.0
Less cash and cash equivalents	(113.1)
Net debt	$375.9

Net debt leverage (net debt divided by adjusted EBITDA)	2.0x

Reconciliation of free cash flow to net cash provided by operating activities:
Net cash provided by operating activities	$87.8
Less capital expenditures	(37.5)
Free cash flow	$50.3

(1) We do not allocate interest or income taxes to our segments.